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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement of SoftNet Systems, Inc. on Form S-3 (File No. 333-74767) of our report dated December 1, 1998, except for
Note 18 which is dated January 13, 1999, which appears on the 1998 Annual Report to Shareholders of SoftNet Systems, Inc., which is incorporated by reference in SoftNet's Annual Report on Form 10-K for the year ended September 30, 1998. We hereby further consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3 of our report on Intelligent Communications, Inc. Financial Statements dated February 9, 1999, which is incorporated by reference in SoftNet's Report on Form 8-K/A as of March 12, 1999. We also consent to the reference to us under the heading "Experts" in such prospectus and Form 8-K/A.

                                          /s/ PRICEWATERHOUSECOOPERS


April 22, 1999
San Jose, California